Exhibit 99.1

Avnet Reports First Quarter Fiscal 2019 Financial Results

First quarter sales rose 9.2 percent year over year

GAAP diluted EPS rose 53 percent to $0.72;  adjusted diluted EPS rose 36 percent to $1.03

PHOENIX - October 25, 2018 - Avnet, Inc. (Nasdaq:AVT) today announced results for the first quarter ended September 29, 2018.

First Quarter Key Financial Highlights

•	Sales of $5.09 billion rose 9.2% year over year
o	Sales grew 9.9% year over year in constant currency
•	GAAP diluted EPS from continuing operations rose 53.2% to $0.72 year over year
o	Adjusted diluted EPS from continuing operations increased 35.5% to $1.03 year over year
•	GAAP operating income of $146.8 million rose 127.4% year over year
o	Adjusted operating income of $182.5 million rose 33.7% year over year
•	GAAP operating income margin of 2.9%
o	Adjusted operating income margin of 3.6% expanded 66 basis points year over year
•	Net working capital days declined by 1 day to 83 days

CEO Commentary

“We are pleased to report the continued positive trend in profitability and growth entering fiscal year 2019,” said Bill Amelio, Chief Executive Officer, Avnet. “With the introduction of Avnet’s new comprehensive ecosystem last year, we have expanded our portfolio of services significantly, which has resulted in first quarter growth among both our existing customers as well as with new and non-traditional customers.”

Key Financial Metrics

($ in millions, except per share data)

First Quarter Results (GAAP)(2)
	Sep – 18	Sep – 17	Change Y/Y		Jun – 18	Change Q/Q
Sales	$5,089.9	$4,660.9	9.2%		$5,059.2	0.6%
Operating Income	146.8	64.6	127.4%		121.5	20.8%
Operating Income Margin	2.9%	1.4%	149	bps	2.4%	48	bps
Diluted Earnings Per Share	$0.72	$0.47	53.2%		$0.49	46.9%
First Quarter Results (Non-GAAP)(1)(2)
	Sep – 18	Sep – 17	Change Y/Y		Jun – 18	Change Q/Q
Sales	$5,089.9	$4,660.9	9.2%		$5,059.2	0.6%
Adjusted Operating Income	182.5	136.5	33.7%		180.1	1.3%
Adjusted Operating Income Margin	3.6%	2.9%	66	bps	3.6%	3	bps
Adjusted Diluted Earnings Per Share	$1.03	$0.76	35.5%		$0.99	4.0%
Segment and Geographical Mix(2)
	Sep – 18	Sep – 17	Change Y/Y		Jun – 18	Change Q/Q
Electronic Components (EC) Sales	$4,710.8	$4,307.2	9.4%		$4,668.7	0.9%
EC Operating Income Margin	3.4%	3.2%	20	bps	3.4%	1	bps
Premier Farnell (PF) Sales	$379.1	$353.7	7.2%		$390.5	(2.9)%
PF Operating Income Margin	10.8%	9.2%	153	bps	11.2%	(43)	bps
Americas Sales	$1,271.8	$1,185.5	7.3%		$1,339.2	(5.0)%
EMEA Sales	1,714.9	1,693.0	1.3%		1,779.6	(3.6)%
Asia Sales	2,103.2	1,782.4	18.0%		1,940.4	8.4%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.
(2)	Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during the first quarter of fiscal 2019.

CFO Commentary

“Our focus on cost management resulted in a $26.4 million reduction in selling, general, and administrative expenses year over year on a 9.2% growth in revenue. We also took steps to realize greater efficiencies longer term by opening a new distribution center in Hong Kong this quarter,” said Tom Liguori, Chief Financial Officer, Avnet. “We reduced net working capital days and remain on schedule for achieving our long term target of 70 days. We continued implementing our capital allocation strategy by repurchasing 3.3 million shares this quarter, and we increased our quarterly dividend by more than 5% to $0.20 per share for a total return to shareholders of $179.8 million.”

Additional First Quarter Fiscal 2019 Highlights

•	The Electronic Components business sales rose 9.4% year over year to $4.7 billion with operating margins of 3.4%
•	Premier Farnell sales rose 7.2% to $379 million, with operating margins rising to 10.8% compared with 9.2% last year
•	Asia continued to deliver the strongest growth by region with year-over-year sales rising 18%
•	Sales in the Americas rose 7.3% year over year and operating margin continued to improve as recovery continues in the Americas

•	Book-to-bill ratio at the end of the quarter remained positive at greater than 1.0
•	Cash and cash equivalents at the end of the quarter was $365.9 million; net debt (total debt less cash and cash equivalents) was $1.20 billion
•	Cash used for operations was $85 million primarily for inventory to support second quarter sales
•	Received $120 million of additional proceeds from finalizing the sale price of the Technology Solutions Business, which was used to repurchase shares
•

Expanded share repurchase authorization by $500 million, repurchased 3.3 million shares, and increased quarterly dividend by 5.3% to $0.20 per share for a total return to shareholders of $179.8 million during the quarter

Other Highlights

•	Won five prestigious awards from the following organizations:
o	Nordic Semiconductor ASA named Avnet Distributor of the Year
o	Received the Supplier Excellence Award for Outstanding Distributor from L3 Technologies CS-West Division
o	Panasonic Batteries named Avnet Distributor of the Year in Europe
o	Magazin Elektronik named EBV, a division of Avnet, Distributor of the Year in Europe, based on a customer poll
o	Harwin named Abacus, a division of Avnet, Distributor of the Year in Europe
•	Named Jo Ann Jenkins, CEO of AARP, to the company's Board of Directors where she will serve on the audit and corporate governance committees
•

Announced a multi-year partnership with Not Impossible Labs and debuted its first product, Music: Not Impossible, at the Life is Beautiful music festival. Music: Not Impossible uses sophisticated vibration technology to create a more inclusive and enhanced live music experience for the deaf, allowing the deaf and hearing communities to enjoy music together

Outlook for the Second Quarter of Fiscal 2019 Ending on December 29, 2018

	Guidance Range	Midpoint
Sales	$4.9B - $5.3B	$5.1B
Non-GAAP Diluted EPS(1)	$0.98 - $1.08	$1.03
Estimated Tax Rate	19% - 23%	21%

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance excludes any additional acquisitions, any results of discontinued operations, amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments including certain impacts of the recent tax law changes in the U.S.  The above guidance assumes 113 million average diluted shares outstanding and the average U.S. Dollar to Euro currency exchange rate for the second quarter of fiscal 2019 is $1.16 to €1.00. This compares with an average exchange rate of $1.18 to €1.00 in the second quarter of fiscal 2018.

Today’s Conference Call and Webcast Details:

Avnet will host a quarterly teleconference and webcast today at 1:30 p.m. PDT. To participate in the live call, dial 877-407-8112 or 201-689-8840. The slides can be accessed by following this link:  Avnet earnings call webcast and slides or via Avnet’s Investor Relations web page at www.avnet.com. A replay of the conference call will be available for 30 days, through November 25 at 2:00 p.m. PT, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13683601.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining ERP systems, supplier losses and changes to supplier programs, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or price discounts by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

Avnet is a global technology solutions provider with an extensive ecosystem delivering design, product, marketing and supply chain expertise for customers at every stage of the product lifecycle. We transform ideas into intelligent solutions, reducing the time, cost and complexities of bringing products to market. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Investor Relations Contacts

Tom Liguori, CFO

Avnet

480-643-7550

or

Ina McGuinness, Abernathy MacGregor

480-643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Media Relations

480-643-7499

maureen.oleary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	First Quarters Ended
	September 29,	September 30,
	2018	2017
	(Thousands, except per share data)
Sales	$5,089,879	$4,660,943
Cost of sales	4,453,129	4,048,388
Gross profit	636,750	612,555
Selling, general and administrative expenses	475,146	501,593
Restructuring, integration and other expenses	14,788	46,394
Operating income	146,816	64,568
Other income (expense), net	(1,892)	18,921
Interest and other financing expenses, net	(30,093)	(22,015)
Income from continuing operations before taxes	114,831	61,474
Income tax expense	31,302	3,292
Income from continuing operations, net of tax	83,529	58,182
Income from discontinued operations, net of tax	195	121
Net income	$83,724	$58,303

Earnings per share - basic:
Continuing operations	$0.73	$0.48
Discontinued operations	0.00	0.00
Net income per share basic	$0.73	$0.48

Earnings per share - diluted:
Continuing operations	$0.72	$0.47
Discontinued operations	0.00	0.00
Net income per share diluted	$0.72	$0.47

Shares used to compute earnings per share:
Basic	115,260	122,685
Diluted	116,471	123,984
Cash dividends paid per common share	$0.20	$0.18

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 29,	June 30,
	2018	2018
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$365,852	$621,125
Receivables, net	3,682,512	3,641,139
Inventories	3,395,194	3,141,822
Prepaid and other current assets	114,432	206,513
Total current assets	7,557,990	7,610,599
Property, plant and equipment, net	525,873	522,909
Goodwill	982,306	980,872
Intangible assets, net	199,379	219,913
Other assets	188,226	262,552
Total assets	$9,453,774	$9,596,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$10,626	$165,380
Accounts payable	2,352,771	2,269,478
Accrued expenses and other	501,435	534,603
Total current liabilities	2,864,832	2,969,461
Long-term debt	1,554,722	1,489,219
Other liabilities	413,147	453,084
Total liabilities	4,832,701	4,911,764
Shareholders’ equity	4,621,073	4,685,081
Total liabilities and shareholders’ equity	$9,453,774	$9,596,845

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	September 29, 2018	September 30, 2017
	(Thousands)
Cash flows from operating activities:
Net income	$83,724	$58,303
Less: Income from discontinued operations, net of tax	195	121
Income from continuing operations	83,529	58,182

Non-cash and other reconciling items:
Depreciation	25,389	38,263
Amortization	20,810	25,506
Deferred income taxes	36,830	(23,436)
Stock-based compensation	9,044	8,609
Other, net	14,994	4,902
Changes in (net of effects from businesses acquired and divested):
Receivables	(19,292)	(32,409)
Inventories	(269,649)	(266,998)
Accounts payable	95,119	37,252
Accrued expenses and other, net	(81,753)	22,140
Net cash flows used for operating activities - continuing operations	(84,979)	(127,989)
Net cash flows used for operating activities - discontinued operations	—	—
Net cash flows used for operating activities	(84,979)	(127,989)

Cash flows from financing activities:
Borrowings (repayments) under accounts receivable securitization, net	(40,000)	28,000
Repayments under senior unsecured credit facility, net	(50,330)	(92,471)
Repayments under bank credit facilities and other debt, net	(1,217)	(24,888)
Repurchases of common stock	(149,094)	(68,113)
Dividends paid on common stock	(22,932)	(22,012)
Other, net	17,328	(579)
Net cash flows used for financing activities - continuing operations	(246,245)	(180,063)
Net cash flows used for financing activities - discontinued operations	—	—
Net cash flows used for financing activities	(246,245)	(180,063)

Cash flows from investing activities:
Purchases of property, plant and equipment	(41,007)	(26,659)
Acquisitions of businesses, net of cash acquired	—	(14,661)
Other, net	65	1,211
Net cash flows used for investing activities - continuing operations	(40,942)	(40,109)
Net cash flows provided by investing activities - discontinued operations	120,000	45,391
Net cash flows provided by investing activities	79,058	5,282
Effect of currency exchange rate changes on cash and cash equivalents	(3,107)	6,065
Cash and cash equivalents:
— decrease	(255,273)	(296,705)
— at beginning of period	621,125	836,384
— at end of period	$365,852	$539,679

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted other income (expense), (iii) adjusted income tax expense, (iv) adjusted income from continuing operations, (v) adjusted diluted earnings per share, and (vi) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income adjusted for restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income without the impact of these items as well as other income (expense) excluding certain amounts as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes. Management measures operating income for our reportable segments excluding restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense, income from continuing operations and diluted earnings per share from continuing operations adjusted for the impact of the items described above and certain items impacting other expense and income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

Quarter Ended
September 29, 2018*
($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$475,146
Amortization of intangible assets and other - continuing operations	(20,927)
Adjusted operating expenses - continuing operations	454,219

GAAP operating income - continuing operations	$146,816
Restructuring, integration and other expenses - continuing operations	14,788
Amortization of intangible assets and other - continuing operations	20,927
Adjusted operating income - continuing operations	182,531

GAAP income before income taxes- continuing operations	$114,831
Restructuring, integration and other expenses - continuing operations	14,788
Amortization of intangible assets and other - continuing operations	20,927
Adjusted income before income taxes - continuing operations	150,546

GAAP income tax expense - continuing operations	$31,302
Restructuring, integration and other expenses - continuing operations	3,320
Amortization of intangible assets and other - continuing operations	4,478
Discrete income tax expense items, net - continuing operations	(8,238)
Adjusted income tax expense - continuing operations	30,862

GAAP income - continuing operations	$83,529
Restructuring, integration and other expenses (net of tax) - continuing operations	11,468
Amortization of intangible assets and other (net of tax) - continuing operations	16,449
Discrete income tax expense items, net - continuing operations	8,238
Adjusted income - continuing operations	119,684

GAAP diluted earnings per share - continuing operations	$0.72
Restructuring, integration and other expenses (net of tax) - continuing operations	0.10
Amortization of intangible assets and other (net of tax) - continuing operations	0.14
Discrete income tax expense items, net - continuing operations	0.07
Adjusted diluted EPS - continuing operations	1.03

* May not foot due to rounding

	Fiscal	Quarters Ended
	Year to Date	June 30,	March 31,	December 30,	September 30,
	2018*	2018*	2018*	2017*	2017*
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations(1)	$1,991,401	$500,257	$505,471	$484,082	$501,593
Amortization of intangible assets and other - continuing operations	(91,923)	(21,736)	(22,725)	(21,877)	(25,585)
Adjusted operating expenses - continuing operations(1)	1,899,478	478,521	482,746	462,204	476,007

GAAP operating income (loss) - continuing operations(1)	$209,218	$121,527	$(58,494)	$81,617	$64,568
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Adjusted operating income - continuing operations(1)	627,706	180,111	170,791	140,256	136,547

GAAP other income (expense), net - continuing operations(1)	$28,606	$(3,526)	$9,862	$3,349	$18,921
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted other income (expense), net - continuing operations(1)	18,844	(4,085)	9,999	3,895	9,035

GAAP income (loss) before income taxes- continuing operations	$145,077	$93,526	$(72,063)	$62,140	$61,474
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted income before income taxes - continuing operations	553,803	151,551	157,359	121,325	123,567

GAAP income tax expense - continuing operations	$287,966	$35,787	$243,541	$5,346	$3,292
Restructuring, integration and other expenses - continuing operations	41,460	9,921	5,757	9,004	16,778
Amortization of intangible assets and other - continuing operations	18,556	4,376	4,575	4,405	5,200
Foreign currency (gain) loss and other expenses- continuing operations	(3,494)	(180)	33	84	(3,431)
Discrete income tax (expense) benefit items, net - continuing operations	(218,444)	(14,549)	(218,810)	8,017	6,898
Adjusted income tax expense - continuing operations	126,044	35,355	35,096	26,856	28,737

GAAP income (loss) - continuing operations	$(142,889)	$57,739	$(315,604)	$56,794	$58,182
Restructuring, integration and other expenses (net of tax) - continuing operations	103,665	26,927	19,363	27,758	29,616
Goodwill impairment expense (net of tax) - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	73,367	17,360	18,150	17,472	20,385
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(6,268)	(379)	104	462	(6,455)
Discrete income tax expense (benefit) items, net - continuing operations	218,444	14,549	218,810	(8,017)	(6,898)
Adjusted income - continuing operations	427,759	116,196	122,263	94,469	94,829

GAAP diluted earnings (loss) per share - continuing operations	$(1.19)	$0.49	$(2.64)	$0.47	$0.47
Restructuring, integration and other expenses (net of tax) - continuing operations	0.86	0.23	0.16	0.23	0.24
Goodwill impairment expense (net of tax) - continuing operations	1.52	-	1.52	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	0.61	0.15	0.15	0.14	0.16
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(0.05)	-	-	-	(0.05)
Discrete income tax expense (benefit) items, net - continuing operations	1.82	0.12	1.83	(0.07)	(0.06)
Adjusted diluted EPS - continuing operations	3.57	0.99	1.02	0.78	0.76

(1) Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during fiscal 2018.

* May not foot/crossfoot due to rounding

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales is measured on a sales from continuing operations basis. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following table presents reported and organic sales growth rates for the first quarter of fiscal 2019 compared to the first quarter of fiscal 2018.

	First Quarters Ended
	Sales	Sales		Organic
	as Reported	as Reported		Year-Year %
	and Organic	and Organic	Organic	Change in
	Fiscal	Fiscal	Year-Year	Constant
	2019	2018	% Change	Currency
	(Dollars in millions)
Avnet	$5,089.9	$4,660.9	9.2%	9.9%
Avnet by region
Americas	$1,271.8	$1,185.5	7.3%	7.3%
EMEA	1,714.9	1,693.0	1.3	2.7
Asia	2,103.2	1,782.4	18.0	18.3
Avnet by segment
EC	$4,710.8	$4,307.2	9.4%	10.0%
PF	379.1	353.7	7.2	8.2

Sales from suppliers lost as a result of supplier channel changes were $26.5 million, $43.2 million and $37.0 million in the first quarter of fiscal 2018 for the Americas, EMEA and Asia regions, respectively.

Historical Segment Financial Information

First Quarter
September 29,
2018
(in millions)
Sales:
Electronic Components	$4,710.8
Premier Farnell	379.1
Avnet sales	$5,089.9

Operating income:
Electronic Components	$161.9
Premier Farnell	40.8
202.7
Corporate expenses	(20.2)
Restructuring, integration and other expenses	(14.8)
Amortization of acquired intangible assets and other	(20.9)
Avnet operating income	$146.8

Sales by geographic area:
Americas	$1,271.8
EMEA	1,714.9
Asia	2,103.2
Avnet sales	$5,089.9

		Fiscal Year 2018
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 30,	March 31,	December 30,	September 30,
	2018*	2018	2018*	2017	2017
	(in millions)
Sales:
Electronic Components	$17,543.6	$4,668.7	$4,404.1	$4,163.5	$4,307.2
Premier Farnell	1,493.3	390.5	391.0	358.1	353.7
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,660.9

Operating income:(1)
Electronic Components	$587.3	$160.1	$157.7	$129.9	$139.6
Premier Farnell(1)	152.0	43.7	42.2	33.5	32.6
	739.3	203.8	199.9	163.4	172.2
Corporate expenses(1)	(111.7)	(23.8)	(29.2)	(23.1)	(35.6)
Restructuring, integration and other expenses	(145.1)	(36.8)	(25.1)	(36.8)	(46.4)
Goodwill impairment expense	(181.4)	-	(181.4)	-	-
Amortization of acquired intangible assets and other	(91.9)	(21.7)	(22.7)	(21.9)	(25.6)
Avnet operating income (loss)(1)	$209.2	$121.5	$(58.5)	$81.6	$64.6

Sales by geographic area:
Americas	$5,011.4	$1,339.2	$1,276.4	$1,210.2	$1,185.5
EMEA	6,790.9	1,779.6	1,812.3	1,506.0	1,693.0
Asia	7,234.6	1,940.4	1,706.3	1,805.4	1,782.4
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,660.9

(1) Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during fiscal 2018.

* May not foot/crossfoot due to rounding

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the second quarter of fiscal 2019.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.98	$1.08
Restructuring, integration and other expense (net of tax)	(0.35)	(0.13)
Amortization of intangibles and other (net of tax)	(0.17)	(0.16)
Income tax expense adjustments	0.01	0.05
GAAP diluted earnings per share guidance	$0.47	$0.84